UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2012

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Glenlake Parkway Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

In October 2012, Newell Rubbermaid Inc. (the “Company”) committed to an expansion of Project Renewal, designed to further simplify and align the business around two key activities – Brand & Category Development and Market Execution & Delivery. As part of the expanded program, the Company’s Consumer and Professional groups were eliminated and the Company’s nine global business units were streamlined into six business segments. The six business segments and the brands included in each of the six business segments are as follows:

•	Tools: Irwin® and Lenox® tools and Dymo® industrial

•	Commercial Products: Rubbermaid Commercial Products® and Rubbermaid® Healthcare

•	Writing: Sharpie®, Paper Mate®, Expo®, Prismacolor®, Parker® and Waterman®

•	Baby & Parenting: Graco®, Aprica® and Teutonia®

•	Home Solutions: Rubbermaid®, Calphalon®, Levolor®, Kirsch® and Goody®

•	Specialty: Bulldog®, Ashland®, Shur-Line®, Dymo® office, Endicia® and Mimio®

Going forward, the Company will report its segment information based on these six business segments.

On November 27, 2012, the Company issued a press release to provide investors with financial data reflecting the change in the Company’s segments. The press release is attached hereto as Exhibit 99.1. While investors are being provided financial data reflecting the change in the Company’s segments described above, the Company has not in any way revised or restated its historical financial statements for any period.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 7.01. Regulation FD Disclosure.

The information responsive to this Item is set forth under Item 2.02 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release Issued by the Company on November 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: November 27, 2012	By:	/s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel and Corporate Secretary and Executive Leader EMEA

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 27, 2012, issued by Newell Rubbermaid Inc., and Additional Financial Information